DELOITTE &
  TOUCHE LLP
____________       _____________________________________________________________
                   2200 Chase Square                   Telephone: (716) 238-3300
                   Rochester New York 14604-1998       Facsimile: (716) 232-2890






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Graham Corporation and its subsidiaries on Form S-3 of our reports dated February 24, 1995, appearing in the Annual Report on Form 10-K of Graham Corporation and its subsidiaries for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/S/ DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP
Rochester, New York

January 19, 1996